Exhibit 10.33

                        TRUST UNDER THE HANNAFORD
                NONQUALIFIED DEFERRED COMPENSATION PLANS
                  AND EMPLOYMENT CONTINUITY AGREEMENTS

     (a) THIS AGREEMENT, made this day of , 2000, by and between HANNAFORD BROS. CO., a corporation organized under the laws of the State of Maine ("Company"), and STATE STREET BANK AND TRUST COMPANY, a banking association organized and existing under the laws of the Commonwealth of Massachusetts ("Trustee");

     (b) WHEREAS, Company has adopted the nonqualified deferred compensation plans listed in Appendix A and has entered into certain Employment Continuity Agreements, also listed in Appendix A (hereinafter collectively called the "Plans");

     (c) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such plans;

     (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's
Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

     (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of each of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA");

     (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                          SECTION 1
                    ESTABLISHMENT OF TRUST

     (a) Company hereby  deposits with the Trustee in trust One Hundred  Dollars
($100.00),   which  shall  become  the  principal  of  the  Trust  to  be  held, administered and disposed of by Trustee as provided in this Trust Agreement.

    (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered, and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) Upon a Change in Control Event, Company shall, as soon as possible, but in no event longer than 30 days following the Change in Control Event, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change in Control Event occurred.

     An amount is "sufficient," within the meaning of the preceding sentence if, when added to any cash or other property previously contributed to the Trust by the Company, the fair market value of the Trust assets as of the date the contribution is made equals or exceeds the sum of (1) the present value of all accrued and unpaid benefits to which participants or their beneficiaries would be entitled under the terms of the Plans as of the date the Change in Control Event occurred, and (2) all compensation owed and expenses incurred but unpaid of the Trustee, pursuant to Section 9, as of such date. For purposes of this Section, present value shall be determined in the same manner that the present value of benefits is then determined under the Hannaford Cash Balance Plan.

                              SECTION 2
          PAYMENT TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

     (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by Company.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for benefits shall be considered and reviewed under the procedures set out in the Plans.

     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.


                               SECTION 3
              TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
              TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times  during the  continuance  of this  Trust,  as  provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

        (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's
    Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

        (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

        (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

        (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                              SECTION 4
                         PAYMENTS TO COMPANY

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.


                              SECTION 5
                        INVESTMENT AUTHORITY

     (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

     (b) Trustee shall invest and reinvest the principal and income of the Trust and keep the Trust invested, without distinction between principal and income, in such instruments as Trustee in its sole discretion shall determine consistent with such written investment guidelines as the Finance Committee of Company's Board of Directors may from time to time provide. Trustee may rely on such written guidelines and, except as otherwise provided by law, shall have no liability for following such guidelines. In the event Company fails to provide written investment guidelines, Trustee shall invest the Trust in one or more of the following instruments, as Trustee in its sole discretion shall determine:
U.S. Treasury bills, notes or bonds; U.S. Government agency securities; time deposits; certificates of deposit (issued by financial institutions rated A or B by Keefe, Bruyette & Woods); commercial paper (rated A-1 by Standard & Poors or P-1 or better by Moody's Investor Service); bankers' acceptances; repurchase agreements; and pooled short-term investment funds. In addition, Trustee may invest or reinvest all or any specified portion of the Trust in any common, collective or commingled trust fund which has been or may hereafter be established and maintained by Trustee. Notwithstanding the foregoing provisions of this paragraph (b) to the contrary, Trustee shall, from time to time, liquidate Trust investments to the extent necessary to make a payment required under this Trust Agreement.

     (c) Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

                                 SECTION 6
                           DISPOSITION OF INCOME

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


                                 SECTION 7
                           ACCOUNTING BY TRUSTEE

     (a) Trustee shall keep or cause to be kept accurate and detailed accounts of any receipts, investments, disbursements and other transactions hereunder and all necessary and appropriate records required to identify correctly and reflect accurately the condition of the Trust. All such accounts and records shall be open to inspection and audit at all reasonable times by any person, including an independent public accountant, designated by Company, and shall be preserved (in original form or on microfilm, magnetic tape or any other similar process) for such period as Trustee may determine. Trustee may destroy such accounts and records only after notifying Company in writing of its intention to do so and transferring to Company any of such documents requested in writing by Company.

     (b) Within 30 days after the close of each calendar year, and within 30 days after the removal or resignation of Trustee or the termination of the Trust, Trustee shall file with Company a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during the preceding calendar year, or during the period from the close of the preceding calendar year to the date of such removal, resignation, or termination. Such account shall include a description of all investments and securities purchased and sold with the cost of such purchase or net proceeds of such sales and showing all cash, securities, and other property held at the end of such calendar year or other period.

     (c) Nothing contained in this Trust Agreement shall be construed as depriving Trustee, Company, or Plan participants or their beneficiaries of the right to have a judicial settlement of Trustee's accounts. Upon any proceeding for a judicial settlement of Trustee's accounts or for instructions, the only necessary parties thereto, in addition to Trustee, shall be Company and the Plan participants or their beneficiaries.

     (d) In addition to any returns required of Trustee by law, Trustee shall prepare and file such tax returns and other reports as Company and Trustee may from time to time agree in writing are necessary or advisable.

                                SECTION 8
                        RESPONSIBILITY OF TRUSTEE

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) Trustee may commence or defend suits or legal proceedings, represent the Trust in all such actions, and settle, compromise, or submit to arbitration any disputes involving the Trust. If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may engage or consult with legal counsel (who may also be counsel for Company generally), accountants, enrolled actuaries, or any other suitable agents to assist it in performing any of its duties or obligations hereunder; rely upon the advice of such counsel, accountants, actuaries, or agents; and pay the reasonable fees, expenses, and compensation of such counsel, accountants, actuaries, or agents from the Trust to the extent that they are not paid by Company.

     (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                              SECTION 9
                  COMPENSATION AND EXPENSES OF TRUSTEE

     (a) Company shall pay Trustee such reasonable compensation for its services hereunder as may be agreed upon in writing from time to time by Company and Trustee. Company shall also pay the reasonable expenses incurred by Trustee in the performance of its duties under this Trust Agreement. Such compensation and expenses shall be paid from the Trust to the extent that they are not paid by Company.

     (b) Company shall pay any taxes which are lawfully levied or assessed upon or become payable with respect to the Trust. To the extent that any taxes lawfully levied or assessed upon the Trust are not paid by Company, Trustee shall pay such taxes out of the Trust. Trustee shall contest the validity of taxes in any manner deemed appropriate by Company, but at Company's expense. In the alternative, Company itself may contest the validity of any such taxes.


                           SECTION 10
                  Resignation and Removal of Trustee

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company with or without cause at any time upon at least 60 days' notice in writing to Trustee, or upon shorter notice accepted by Trustee. In the event of such removal, or a resignation in accordance with Section 10(a) hereof, Trustee shall duly file with Company a written account as provided in Section 7(b) hereof.

     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal, or transfer, unless Company extends the time limit.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                               SECTION 11
                       APPOINTMENT OF SUCCESSOR

     (a) Within 60 days after the date of a notice of resignation or removal of Trustee, in accordance with Section 10(a) or (b) hereof, Company shall designate any third party, such as a bank trust department or other party that may be granted corporate trust powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company of the successor Trustee to evidence the transfer. The word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     (c) Any corporation into which Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization, or consolidation to which Trustee may be a party, or any corporation to which all or substantially all the trust business of Trustee may be transferred shall be the successor of Trustee hereunder without the execution or filing of any instrument or the performance of any act.


                              SECTION 12
                       AMENDMENT OR TERMINATION

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the trust shall be returned to Company.

                              SECTION 13
                             MISCELLANEOUS

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

     (d) For purposes of this Trust, Change in Control Event shall mean one of the following events:

     (1) Any person acquires beneficial ownership of Company securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise 27 percent or more of the combined voting power of Company's then outstanding stock.

     For purposes of this paragraph (d)(1), "beneficial ownership" shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term "person" shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Company securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

     (2) Within any 25-month period, individuals who were Outside
     Directors at the beginning of such period, together with any other Outside Directors first elected as directors of Company pursuant to nominations approved or ratified by at least two thirds (2/3) of the Outside Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board of Directors of Company.

     For purposes of this paragraph (d)(2), an "Outside Director" as of a given date shall mean a member of Company's Board of Directors who has been a director of Company throughout the 6 months prior to such date and who has not been an employee of Company at any time during such 6-month period.

     (3) Company ceases to be a reporting Company pursuant to Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision.

     (4) Company's stockholders approve:

         (A) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which shares of Company common stock would be converted into cash, securities, or other property, other than a merger or consolidation of Company in which the holders of Company's common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger and consolidation; or

         (B) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) or all or substantially all of the assets of Company.

     Notwithstanding (A) and (B) above, the term "Change in Control Event" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of Company is owned, directly or indirectly, by a holding Company, and the holders of Company's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding Company.

     (e) Trustee accepts the Trust established under this Trust Agreement on the terms and conditions set forth herein and agrees to discharge fully all of the duties and perform faithfully all of the obligations imposed upon it under this Trust Agreement.

     (f) Trustee assumes no obligation or responsibility with respect to any action required under this Trust Agreement on the part of Company.

     (g) Except as otherwise required by law, a third party dealing with Trustee shall not be required to inquire as to the authority of Trustee to take any action or the validity or propriety of any act of Trustee, nor be under any obligation to see to the proper application by Trustee of any Trust property.

     (h) The Trust shall in no manner be liable for or subject to the debts or liabilities of any Plan participant or beneficiary.

                                SECTION 14
                              EFFECTIVE DATE

     The effective date of this Trust Agreement shall be the date first written above.

     IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year above written.

Witness:                           HANNAFORD BROS. CO.



                                   By
                                     Its


Witness:                           STATE STREET BANK AND TRUST COMPANY,
                                   TRUSTEE



                                   By
                                     Its

                                  APPENDIX A
                   Nonqualified Deferred Compensation Plans
                             of Hannaford Bros. Co.

1. The Hannaford Bros. Co. Deferred Compensation Plan for Officers, as the same may be amended from time to time.

1. The Hannaford Nonqualified Savings and Investment Plan, as the same may be amended from time to time.

1. The Hannaford Supplemental Executive Retirement Plan, as the same may be amended from time to time.

1. The Employment Continuity Agreement with Richard A. Anicetti, dated April 26, 1999.

1. The Employment Continuity Agreement with Hugh G. Farrington, dated May 19, 1998, and amended February 17, 1999, as the same may be amended from time to time.

1. The Employment Continuity Agreement with Paul A. Fritzson, dated May 19, 1998, and amended April 20, 1999, as the same may be amended from time to time.

1. The Employment Continuity Agreement with Andrew P. Geoghegan, dated May 19, 1998, and amended April 2, 1999, as the same may be amended from time to time.

1. The Employment Continuity Agreement with Ronald C. Hodge, dated May 19, 1998, and amended May 3, 1999, as the same may be amended from time to time.

1. The Employment Continuity Agreement with Blythe J. McGarvie, dated May 19, 1998, and amended February 17, 1999, as the same may be amended from time to time.

1. The Employment Continuity Agreement with Michael J. Strout, dated May 19, 1998, and amended April 2, 1999, as the same may be amended from time to time.

1. The Employment Continuity Agreement with Arthur A. Aleshire, dated February 17, 1999.

1. The Employment Continuity Agreement with Garrett D. Bowne, IV, dated February 17, 1999.

1. The Employment Continuity Agreement with Steven H. Brinn, dated February 17, 1999.

1. The Employment Continuity Agreement with Shelley G. Broader, dated February 17, 1999.

1. The Employment Continuity Agreement with Thomas B. Furber, dated February 17, 1999.

1. The Employment Continuity Agreement with Margaret M. Ham, dated February 17, 1999.

1. The Employment Continuity Agreement with Michael A. Harris, dated February 17, 1999.

1. The Employment Continuity Agreement with Steven G. Hitchcock, dated February 17, 1999.

1. The Employment Continuity Agreement with William L. Homa, dated
   May 17, 1999.

1. The Employment Continuity Agreement with Kenneth C. Johnson, dated February 17, 1999.

1. The Employment Continuity Agreement with Lisa R. Kranc, dated
   February 17, 1999.

1. The Employment Continuity Agreement with Karen L. Mank, dated
   February 17, 1999.

1. The Employment Continuity Agreement with Amos E. Merrow, dated
   February 17, 1999.

1. The Employment Continuity Agreement with Beth M. Newlands Campbell, dated February 17, 1999.

1. The Employment Continuity Agreement with Cindy A. Schlaepfer,
   February 18, 1999.

1. The Employment Continuity Agreement with Robert J. Stapleton, dated April 1, 1999.

1. The Employment Continuity Agreement with Charles F. Wilson, dated February 17, 1999.

1. The Employment Continuity Agreement with Joyce Wilson-Sanford, dated February 17, 1999.

1. The Employment Continuity Agreement with Bradford A. Wise, dated February 17, 1999.

1. The Employment Continuity Agreement with Brian E. Zappala, dated February 17, 1999.